SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  07/31/2006
FILE NUMBER 811-5686
SERIES NO.:   12

72DD.  1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                       1,470
       2.   Dividends for a second class of open-end company shares
            (000's Omitted)
              Class B                                         140
              Class C                                         192
              Class R                                          13
              Institutional Class                              62

73A.        Payments per share outstanding during the entire current period:
            (form nnn.nnnn)
       1.     Dividends from net investment income
              Class A                                      0.2295
       2.   Dividends for a second class of open-end company shares
            (form nnn.nnnn)
              Class B                                      0.1402
              Class C                                      0.1402
              Class R                                      0.1996
              Institutional Class                          0.2640

74U.   1.   Number of shares outstanding (000's Omitted)
              Class A                                      12,030
       2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                       1,546
              Class C                                       2,663
              Class R                                          82
              Institutional Class                             698


74V.   1.   Net asset value per share (to nearest cent)
              Class A                                       13.50
       2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                       13.49
              Class C                                       13.50
              Class R                                       13.50
              Institutional Class                           13.49